UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 27, 2012

BPZ Resources, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525
Houston, Texas 77079
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 2, 2012, BPZ Resources, Inc. (“the Company”) announced that Gordon Gray, a member of the Company’s Board of Directors, had notified the Company that he is leaving the Company’s Board of Directors for personal reasons and not as a result of any disagreements with the Company, effective June 27, 2012.  Mr. Gray served as Chairman of the Nominating and Corporate Governance Committee and as a member of the Technical Committee.  In connection with Mr. Gray’s departure, Mr. James B. Taylor will serve as interim Chairman of the Nominating and Corporate Governance Committee.

Item 7.01   Regulation FD Disclosure.

In connection with the departure of Mr. Gray, the Company issued a press release on July 2, 2012, which is being furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated July 2, 2012, and furnished with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: July 3, 2012	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated July 2, 2012, and furnished with this report.

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